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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) December 8, 1997

                                  EuroMed, Inc.
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             (Exact name of registrant as specified in its charter)


           Nevada                    0-27720                     88-031770
         ---------                 -----------               ------------------
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation              File Number)              Identification No.)


         Wilhelminakanaal Noord 6, NL 4902VR Oosterhout, The Netherlands
       ------------------------------------------------------------------
          (Address of principal executive offices)            (Zip Code)


      Registrant's telephone number, including area code 011-31-16-243-7440
                                                         ------------------

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On December 8, 1997, EuroMed, Inc. (the "Company") consummated the sale of 80% of the capital stock of its wholly-owned subsidiary EuroMed Europe, Inc. ("Subsidiary"), the holding company for the Company's operating subsidiaries, to Neopharm B.V., a Dutch pharmaceutical company. The purchase price for the capital stock consisted of cash in the amount of $1 million, ($330,000 of which has been paid, and the remaining $670,000 of which will be paid following approval by the Dutch government of an increase in Subsidiary's share capital), the retainment of a loan made by the Company to Subsidiary in the amount of approximately $300,000, and the assignment to the Company of a claim of approximately $500,000 against the purchaser of the Company's assets in Pluripharm International B.V. In addition, the Company agreed to indemnify the purchaser and its affiliates from any claims made by Gregory Gaylor.

     Additionally, the Company and its subsidiaries have entered into a Settlement Agreement with A. Francois Hinnen and his affiliates, whereby, among other things, Mr. Hinnen's affiliate will return to the Company 1,850,000 shares of the Company's common stock (850,000 of which were previously canceled by the Company), Mr. Hinnen will resign as a director of the Company and Mr. Hinnen and his affiliates will resign as managers of the Company's operating subsidiaries, in consideration for which such subsidiaries transferred to Mr. Hinnen title to the Company's 51% interest in Confedera Philippines, Inc. and title to an automobile and personal computer being utilized by Mr. Hinnen. In addition, each party agreed to release each other for any claims they may have against each other, and the Company agreed to indemnify Mr. Hinnen and his affiliates from certain actions or events, except for claims arising from the unlawful action or omission for which Hinnen and his affiliates may be blamed personally. Consummation of the above Settlement Agreement is subject to certain conditions precedent, which the Company believes will be satisfied in the near future.

     The transactions set forth above were negotiated by the parties at arms-length. To the best knowledge of the Company, there is no material relationship between Neopharm and the Company or any of its affiliates, any director or officer of the Company, or any associate of such director or officer.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (b)       Pro forma Financial Information for the Transaction.(1)

               (i)                 Pro forma Condensed Balance Sheet.
               (ii)                Pro forma Condensed Consolidated Statement of
                                   Income.


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     (c)       Exhibits.

     The following is a list of exhibits filed as part of this Current Report on Form 8-K:

         Exhibit No.                             Description
         -----------                             -----------

         2.1 Purchase Agreement by and between EuroMed, Inc. and Neopharm B.V. dated November 26, 1997.*
         2.2                 Settlement Agreement.*
         27.1                Financial Data Schedule.(1)
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*        Filed herewith.

(1) It is impractical for the registrant to file such financial statements and related financial data schedule at this time. Such financial statements and related financial data schedule will be filed under cover of Form 8-K/A as soon as practicable, but no later than 60 days after the date by which this report on Form 8-K was required to be filed.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 EUROMED, INC.



Date: December 23, 1997                    By:   /S/ E. Gene Tindell
                                                 ------------------------
                                                 E. Gene Tindell
                                                 Chief Executive Officer






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                                INDEX TO EXHIBITS

            Exhibit No.                          Description

                 2.1             Purchase Agreement by and between EuroMed, Inc.
                                 and Neopharm B.V. dated November 26, 1997.*
                 2.2             Settlement Agreement.*
                 27.1            Financial Data Schedule.(1)

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         *        Filed herewith.

         (1) It is impractical for the registrant to file such financial statements and related financial data schedule at this time. Such financial statements and related financial data schedule will be filed under cover of Form 8-K/A as soon as practicable, but no later than 60 days after the date by which this report on Form 8-K was required to be filed.



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